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                                                                   Exhibit 4.4

                      SECOND AMENDMENT TO RIGHTS AGREEMENT
                      ------------------------------------

     SECOND AMENDMENT TO RIGHTS AGREEMENT (the "Second Amendment") dated as of June 30, 2001, to the Rights Agreement (the "Rights Agreement") dated as of July 1, 1991, as amended by the First Amendment to Rights Agreement (the "First Amendment") dated as of February 21, 1997, by and between VERTEX PHARMACEUTICALS INCORPORATED, a Massachusetts corporation (the "Company"), and FLEET NATIONAL BANK (f/k/a BANK BOSTON, N.A., also f/k/a THE FIRST NATIONAL BANK OF BOSTON), as Rights Agent (the "Rights Agent").

     The Company and the Rights Agent have heretofore executed and entered into the Rights Agreement and the First Amendment thereto. Pursuant to
SECTION 27 of the Rights Agreement, the Company and the Rights Agent may from time to time supplement or amend the Rights Agreement in accordance with the provisions of SECTION 27 thereof. All acts and things necessary to make this Second Amendment a valid agreement, enforceable according to its terms, have been done and performed, and the execution and delivery of this Second Amendment by the Company and the Rights Agent have been in all respects duly authorized by the Company and the Rights Agent.

     In consideration of the foregoing and the mutual agreements set forth herein, the parties hereto agree as follows:

     1. SECTION 27(a)(i) of the Rights Agreement is hereby modified and amended by deleting the date June 30, 2001, and substituting therefore the date June 30, 2011.

     2. In each instance that the term "Final Expiration Date" is used in the Rights Agreement, the use of such term shall mean the date June 30, 2011.

     3. If any term, provision, covenant or restriction of this Second Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Second Amendment, the Rights Agreement and the First Amendment shall remain in full force and effect and shall in no way be affected, impaired or invalidated.

     4. This Second Amendment shall be deemed to be a contract made under the laws of the Commonwealth of Massachusetts and for all purposes shall be governed by and construed in accordance with the laws of such Commonwealth applicable to contracts to be made and performed entirely within such Commonwealth.

     5. This Second Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

     6. In all respects not inconsistent with the terms and provisions of this Second Amendment, the Rights Agreement and the First Amendment thereto are hereby ratified, adopted, approved and confirmed. In executing and delivering this Second Amendment, the

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Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and conditions of the Rights Agreement and the First Amendment.

     IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed and attested, all as of the date and year first above written.


ATTEST:                                  VERTEX PHARMACEUTICALS
                                         INCORPORATED


By: /s/ Sarah P. Cecil                   By: /s/ Vicki L. Sato
   --------------------------------         ----------------------------------
   Name: Sarah P. Cecil                     Name: Vicki L. Sato, Ph.D.
        ---------------------------              -----------------------------
   Title: Corporate Counsel                 Title: President
         --------------------------               ----------------------------


ATTEST:                                  FLEET NATIONAL BANK
                                         f/k/a BANK BOSTON, N.A.
                                         also f/k/a THE FIRST NATIONAL BANK
                                         OF BOSTON

By: /s/ Jocelyn J. Turner               By: /s/ Carol Mulvey-Eori
   --------------------------------         ----------------------------------
   Name: Jocelyn J. Turner                  Name: Carol Mulvey-Eori
        ---------------------------              -----------------------------
   Title: Sr. Account Manager               Title: Managing Director
         --------------------------               ----------------------------